UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – October 4, 2013
(Date of earliest event reported)
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INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive
Airside Business Park
Swords, Co. Dublin
Ireland
(Address of principal executive offices, including zip code)

(353)(0)18707400
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 4, 2013, Allegion US Holding Company (“Allegion”), a wholly-owned subsidiary of Ingersoll-Rand public limited company (the “Company,” “we,” “us” and “our”) issued $300,000,000 aggregate principal amount of its 5.75% Senior Notes due 2021 (the “Notes”) pursuant to an indenture, dated October 4, 2013 (the “Indenture”), among Allegion, as issuer, Allegion public limited company (“Parent”), Von Duprin LLC (“Von Duprin”), Schlage Lock LLC (“Schlage,” and together with Parent and Von Duprin, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
Parent was organized to hold our commercial and residential security businesses following their previously-announced spin-off from us. Following the spin-off, Allegion, Von Duprin and Schlage will be wholly-owned subsidiaries of Parent. The Notes have been issued in connection with the financing transactions for the spin-off. The Company is not the issuer of the Notes and neither it nor its subsidiaries (after giving effect to the spin-off) is otherwise a guarantor or obligor (contingent or otherwise) with respect to the Notes.
The Notes and the related guarantees were sold in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and offered and sold outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act.
The Notes are senior unsecured obligations of Allegion and rank equally with all of Allegion’s existing and future senior unsecured indebtedness. The guarantees of the Notes are senior unsecured obligations of each Guarantor and rank equally with all of such Guarantor’s existing and future senior unsecured indebtedness. The Notes and the guarantees will be effectively subordinated to all of Allegion’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.. The Notes are structurally subordinated to all of the existing and future liabilities of Parent’s subsidiaries that do not guarantee the Notes.
Allegion will pay interest on the Notes semi-annually on April 1 and October 1, beginning April 1, 2014, to holders of record on the preceding March 15 and September 15. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes will mature on October 1, 2021. At any time prior to October 1, 2016, Allegion may redeem the Notes in whole or in part at any time and from time to time at a “make whole” redemption price. In addition, at any time prior to October 1, 2016, Allegion may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date, with the net cash proceeds of certain equity offerings. At any time on and after October 1, 2016, Allegion may redeem the notes, in whole or in part at any time and from time to time, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to, but not including, the redemption date, if redeemed during the 12-month period commencing on October 1 of the years set forth below.
Year                Percentage
2016                 104.31%
2017                 102.88%
2018                 101.44%
2019 and thereafter             100.00%
In the event of a change of control (as defined in the Indenture), the holders of the Notes may require Allegion to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture contains affirmative and negative covenants that, among other things, limit or restrict Parent’s ability (as well as the ability of its subsidiaries) to: incur additional debt; provide guarantees; pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; enter into agreements that restrict distributions from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of restricted subsidiaries; enter into transactions with affiliates; create or incur liens; and merge, consolidate or sell substantially all of our assets.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding senior notes may declare the principal, premium, if any, interest and other monetary obligations on all the senior notes to be due and payable immediately.
The net proceeds from the offerings of the Notes will be deposited in a segregated escrow account with an escrow agent for the benefit of the holders of the Notes, and will be released only if certain conditions pertaining to the spin-off and related financing transactions have been satisfied. Allegion will use the proceeds of this offering and related financing transactions to distribute approximately $1.3 billion to us and pay estimated fees and expenses associated with the financing transactions of approximately $25.0 million.
A copy of the Indenture is included with this current report on Form 8-K as exhibit 4.1, and is incorporated by reference as though fully set forth herein. The foregoing descriptions of the Indenture are summaries only and are qualified in their entirety by the complete text of each of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC (Registrant)

Date:	October 8, 2013	/s/ Evan M. Turtz
Evan M. Turtz Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association